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                          [AMERIANA BANCORP LETTERHEAD]



          AMERIANA BANCORP REPORTS SECOND QUARTER, FIRST HALF RESULTS


NEW CASTLE, Ind.--July 26, 2005--Ameriana Bancorp (NASDAQ/NM: ASBI) today announced results for the second quarter and six months ended June 30, 2005.

         Net income for the second quarter totaled $730,000 or $0.23 per diluted share compared with net income of $435,000 or $0.14 per diluted share reported in the same period last year. Net income for the second quarter of 2005 included, as previously announced, a payment totaling $1,100,000 received in a settlement arising from the Commercial Money Center, Inc. ("CMC") bankruptcy proceedings relating to certain lease pools reserved and written off in prior periods. Net income for the first half of 2005 totaled $1,490,000 or $0.47 per diluted share compared with net income of $906,000 or $0.29 per diluted share in the year-earlier period. Net income for the first six months of 2005 reflected total recoveries in the CMC matter of $3,400,000, including a payment of $2,300,000 received during the first quarter in settlement of certain litigation against one of the sureties for the lease pools. The amounts received were recorded as recoveries to the allowance for loan losses resulting in adjustments of $982,000 and $3,032,000, respectively, for the three and six months ended June 30, 2005, compared with provisions for loan losses of $50,000 and $200,000, respectively, for the three and six months ended June 30, 2004. The Company also made a voluntary payment of $1,100,000 toward its pension liability during the first quarter of 2005.

         Net interest income for the quarter was $2,477,000 compared with $2,567,000 in the year-earlier period. Net interest income for the first half of 2005 was $4,903,000 versus $5,528,000 in the comparable period last year.

         Non-accrual loans increased $1,314,000 or 23% to $7,050,000 at June 30, 2005, compared with $5,736,000 at December 31, 2004. The increase was primarily due to one commercial real estate loan that was reclassified as a non-accrual loan.


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         Commenting on the results, Jerome J. Gassen, President and Chief
Executive Officer, said, "Obviously, we are very pleased with the success of our efforts to make recoveries against prior losses in the CMC matter. Operationally, however, we continue to face challenging market conditions, including a flat yield curve and a highly competitive environment for deposits, both of which are placing increasing pressure on our net interest margin. Also, with higher interest rates for home mortgages and home equity lines of credit, demand for these products remains well below the levels seen last year, which has in turn affected the amount of gains on sales of loans we generate. Added to these negative market forces, during the second quarter we also incurred higher operating expenses, the most significant of which included professional consulting fees and increased claims-based costs under our health care plan, but we are optimistic that these latter expenses will not recur to the same extent in the second half of 2005. We continue to work diligently to enhance the efficiency of our operations and are taking additional steps to improve our margin and build loan growth."

         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank and Trust SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through branches in the central Indiana area. As its name implies, Ameriana Bank and Trust SB also offers trust and investment management services. The Bank has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company, and owns Ameriana Insurance Agency, a full-service insurance agency.

         This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.


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

                                           AMERIANA BANCORP
                                    UNAUDITED FINANCIAL HIGHLIGHTS
                               (In thousands, except per share amounts)

                                                            THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                  JUNE 30                         JUNE 30
                                                         -----------------------          -----------------------
                                                           2005           2004              2005           2004
                                                         ---------      --------          --------       --------
Interest income                                          $   4,837      $  4,369          $  9,494       $  9,074
Interest expense                                             2,360         1,802             4,591          3,546
                                                         ---------      --------          --------       --------
Net interest income                                          2,477         2,567             4,903          5,528
Provision (adjustment) for loan losses                        (982)           50            (3,032)           200
                                                         ---------      --------          --------       --------
Net interest income after provision for loan losses          3,459         2,517             7,935          5,328
Other income                                                   958         1,044             2,116          2,022
Other expense                                                3,537         3,217             8,238          6,568
                                                         ---------      --------          --------       --------
Income before income taxes                                     880           344             1,813            782
Income tax expense (benefit)                                   150           (91)              323           (124)
                                                         ---------      --------          --------       --------
Net income                                               $     730      $    435          $  1,490       $    906
                                                         =========      ========          ========       ========
Earnings per basic and diluted share                     $    0.23      $   0.14          $   0.47       $   0.29
                                                         =========      ========          ========       ========
Weighted average shares outstanding:
   Basic                                                     3,155         3,149             3,154          3,149
                                                         =========      ========          ========       ========
   Diluted                                                   3,168         3,172             3,169          3,171
                                                         =========      ========          ========       ========

Dividends declared per share                             $    0.16      $   0.16          $   0.32       $   0.32
                                                         =========      ========          ========       ========


                                                                         JUNE 30           DEC. 31        JUNE 30
                                                                          2005              2004           2004
                                                                        --------          --------       --------
Total assets                                                            $428,705          $428,553       $428,538
Cash and cash equivalents                                                  9,499            17,053         24,320
Investment securities held to maturity                                   166,836           158,322        154,681
Investment securities available for sale                                  12,206            12,032         11,797
Loans, net                                                               195,113           196,344        191,459
Deposits                                                                 335,869           344,047        347,273
Borrowed funds                                                            47,387            40,390         35,176
Shareholders' equity                                                      38,969            38,643         39,145
Loans accounted for on a non-accrual basis                                 7,050             5,736          5,560
Book value per share                                                       12.35             12.26          12.43

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Contact:

     Ameriana Bancorp
     Jerome J. Gassen, 765-529-2230